Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 16, 2011, except for the sixth paragraph of Note 15, as to which the date is October 3, 2011, relating to the consolidated financial statements which appears in Ubiquiti Networks, Inc.’s Amendment No. 5 to the Registration Statement (No. 333-174974) on Form S-1 filed on October 13, 2011.

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 13, 2011